As filed with the Securities and Exchange Commission on May 21, 2007
Registration No. 333-101382

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TELSTRA CORPORATION LIMITED
(A.B.N. 33 051 775 556)
(Exact Name of Registrant as Specified in Its Charter)

Commonwealth of Australia	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
242 Exhibition Street
Melbourne, Victoria 3000
Australia
(61-3) 9634-6400
(Address and Telephone Number of Registrant’s Principal Executive Offices)

Amy G. Rosen
Telstra Inc.
40 Wall Street, 40th Floor
New York, NY 10005
Tel: (212) 863-2811
(Name, Address and Telephone Number of Agent For Service)

Copies to:
John E. Estes, Esq.
Sullivan & Cromwell
125 Broad Street
New York, New York 10004
(212) 558-4000

Approximate date of commencement of proposed sale to the public: N/A

     If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES
SIGNATURES

DEREGISTRATION OF SECURITIES
     On November 22, 2002, Telstra Corporation Limited (“Telstra”) filed a registration statement on Form F-3 (Registration No. 333-101382), registering $1,250,000,000 aggregate principal amount of debt securities and carrying forward $750,000,000 of debt securities registered under Registration Statement No. 333-12866. Telstra subsequently filed Pre-Effective Amendment No. 1 on May 16, 2003, Pre-Effective Amendment No. 2 on March 18, 2004, Pre-Effective Amendment No. 3 on August 11, 2004, and Pre-Effective Amendment No. 4 on August 11, 2004, each pertaining to the same offering (together, the “Registration Statements”).
     Telstra is filing this Post-Effective Amendment No. 1 to remove from registration the $2,000,000,000 aggregate principal amount of debt securities that were registered or carried forward under the Registration Statements but remain unsold as of the date hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, Commonwealth of Australia, on May 17, 2007.

TELSTRA CORPORATION LIMITED
By:	/s/ John V. Stanhope
	Name:	John V. Stanhope
	Title:	Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed below by the following persons in their capacity indicated on May 17, 2007.

Name	Title

* Donald G. McGauchie	Chairman
* Sol Trujillo	Chief Executive Officer and Director
* Geoffrey Cousins	Director
* Belinda J. Hutchinson	Director
* Catherine B. Livingstone	Director
* Charles Macek	Director
* John W. Stocker	Director
* Peter J. Willcox	Director
* John D. Zeglis	Director

Name	Title
/s/ John V. Stanhope John V. Stanhope	Group Managing Director, Finance and Administration (Chief Financial Officer)
/s/ Amy G. Rosen Amy G. Rosen	Authorized Representative in The United States
*By: /s/ Cliff B. Davis Cliff B. Davis Attorney-in-Fact